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4125 Hopyard Road
Pleasanton, CA 94588
(925) 737-3500

Investor Contact:
Steven Klei
Executive Vice President, Finance
Chief Financial Officer
(925) 737-3110

FOR IMMEDIATE RELEASE

ProBusiness to be Acquired by Automatic Data Processing
For $17.00 per common share in Cash

PLEASANTON, Calif – January 6, 2003 — ProBusiness Services, Inc. (Nasdaq:PRBZ), a leading provider of outsourced employee administrative services for large employers providing payroll, payroll tax filing, benefits administration, Comprehensive Outsourcing, human resources, and Web self-service solutions, today announced that it will be acquired by Automatic Data Processing.

ProBusiness has entered into a definitive agreement to be acquired by Automatic Data Processing for $17.00 per common share, or a total of approximately $500 million, in cash. The transaction is subject to customary closing conditions, including ProBusiness shareholder approval and normal regulatory review.

“We are excited by the agreement to add ProBusiness’ services to ADP’s offerings,” said Tom Sinton, ProBusiness CEO. “By combining ProBusiness’ focus on Service Excellence and our leadership in managed services with ADP’s impressive services, global reach and financial strength, we can deliver the very best solutions to clients, and become a strong contributor to ADP’s continuing success.”

ProBusiness will host a conference call at 8:30 a.m. ET / 5:30 a.m. PT today, Monday, January 6, 2002 to discuss this announcement. Interested parties can access this conference call by going to the ProBusiness site at www.probusiness.com and selecting “Special Webcast Announcement” and then clicking on the webcast icon. ProBusiness encourages you to preview the site to ensure that your browser is configured properly prior to the call.

About ProBusiness Services, Inc.
ProBusiness, Inc. is a provider of HR business process outsourcing (BPO) services that streamline processes, reduce administrative costs, and improve service levels for large employers nationwide. ProBusiness offers services in payroll, payroll tax, benefits administration, human resources, and Web self-service. Clients have the flexibility to choose either single-function, stand alone services or multi-function, end-to-end Comprehensive Outsourcing. Comprehensive Outsourcing extends ProBusiness services with employee-facing services, such as payroll administration and employee inquiry management, through employee service centers. Complete information about ProBusiness is available at http://www.ProBusiness.com.

About ADP
Automatic Data Processing, Inc. (NYSE:ADP) is one of the largest independent computing services firms in the world, with $7 billion in revenue and 500,000 clients. ADP Employer Services (ES), a division of ADP, Inc., is a leading provider of integrated business administrative solutions that help its over 450,000 clients efficiently manage their internal processes, allowing them to focus on core competencies. ADP’s Employer Services offerings include both traditional and Internet-based outsourcing products and services, giving clients the ability to select from ADP’s comprehensive range of World Class Service solutions. Services include: payroll, tax regulatory management, HRMS, benefits administration, time and labor management, retirement plan services, online recruiting, PEO services, and employment screening and selection.

Note to Investors

ProBusiness Services, Inc. — CONFIDENTIAL

In connection with the merger, ProBusiness will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF PROBUSINESS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, ProBusiness, 4125 Hopyard Road, Pleasanton, CA 94588 (Telephone: (925) 737-3500). In addition, documents filed with the SEC by ProBusiness are available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of ProBusiness in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by ProBusiness with the SEC.

Forward-Looking Statements

Except for historical information contained herein, statements contained in this document may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, the risk that the merger may not be consummated, risks regarding employee relations and other risks concerning ADP and ProBusiness and their respective operations that are detailed in the periodic filings with the SEC of ADP and ProBusiness, including their most recent filings on Form 10-K.

ProBusiness Services, Inc. and the ProBusiness logo are registered trademarks of ProBusiness Services, Inc. All other trademarks and registered trademarks mentioned herein remain the property of their respective owners.

ProBusiness Services, Inc. — CONFIDENTIAL

EMAIL SENT BY TOM SINTON TO ALL STAFF 1/6/03
RE: IMPORTANT ANNOUNCEMENT

Last night our Board of Directors reached an agreement for ProBusiness to be acquired by ADP, subject to customary closing conditions including governmental and ProBusiness stockholder approval. (See press release attached)

I understand this news is a surprise to many of you as ADP has been a competitor for many years. However, I hope over the next few weeks as you learn more about this merger, you will join me in my belief that this is the best move for us as a company.

Evolving Marketplace

The marketplace for our services is rapidly evolving. Today, there are many new large competitors — with significantly more resources and financial strength — coming into our business – names like Microsoft, Accenture, IBM & Fidelity, and EDS. These companies are delivering a variety of outsourcing services including payroll processing, and are partnering with companies like PeopleSoft that have rapidly improved their software product offerings. We believe that in order to remain competitive, we must provide more comprehensive services on a global basis. As we have defined our strategy for this market it is clear that to succeed we need to move quickly to offer our clients expanded products and services.

This is why we are pursuing this acquisition with ADP at this time. Right now, we are stronger than we’ve ever been, and we are in an excellent position to partner our strengths and win in this evolving marketplace. We have looked at a variety of strategies, and believe this decision offers the best promise for long term success for all of us, our clients and shareholders.

Driving Forces

This decision has been made based on three driving forces:

Base of Large Employers: ADP sought us out as a partner because of our solid base of large employers and our record of success in attracting Fortune 1000 clients to our company – all because of our significant achievements in Service Excellence, the foundation of our business.

Financial Strength: With the financial strength of ADP, there is a significant opportunity to continue to grow in the global marketplace and increase the investments in technology solutions available to our clients.

Combined Services: The combined services of ProBusiness and ADP together can make us a strong player in the evolving marketplace for comprehensive outsourcing services. Combining our strength in managed payroll and HR processes with ADP’s strength in benefits and global reach we can truly become a leader in providing these services.

What This Means to You

We know you have many questions – and we will attempt to answer them to the best of our ability. This merger is subject to government and shareholder approval and may take from two to six months or longer. During this time before closing, there will be questions that we are unable to answer due to legal and contractual constraints.

It is important to note that nothing around your position, pay, benefits, location, or our leadership is changing right now. Our values will continue to guide our actions over the next months. Our clients have put their trust in us, and we remain committed to delivering Service Excellence.

Next Steps

You are all invited to join me on a conference call to discuss this further today. Conference calls have been arranged at the following times:

•	Today, 1/6/03 9:00 AM Pacific Standard Time Dial In: 1-888-566-5790 Passcode: Probusiness Call Leader: Tom Sinton

•	Today, 1/6/03 11:30 AM Pacific Standard Time Dial In: 1-877-611-8318 Passcode: Probusiness Call Leader: Tom Sinton

•	Tuesday, 1/7/03 10:00 AM Pacific Standard Time Dial In: 1-877-611-8318 Passcode: Probusiness Call Leader: Tom Sinton

On these calls, I will answer your questions to the best of my ability. We will also be posting Q&As on CyberOffice. Later today, most of you will have an opportunity to meet with your leader to talk further about this merger.

We are now in “merger mode” which means that until the deal closes, several months away, we are all subject to certain restraints, both legal and contractual. Until close we are still an independent company, and should conduct business with our clients as usual. And we remain competitors with ADP.

Our account management team will be talking with all of our clients over the next 48 hours. We will also be contacting all of our alliance partners. Later today you will receive several e-mails that provide you with tools to manage through this process and a more in-depth discussion of mergers and acquisitions.

One important point regarding the acquisition process. All information sent to you in emails and posted on CyberOffice is confidential within ProBusiness. Do not forward this or any other related e-mails to clients or contacts outside the company.

I look forward to your participation on the calls today and tomorrow, and in upcoming meetings.

In connection with the merger, ProBusiness will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF PROBUSINESS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, ProBusiness, 4125 Hopyard Road, Pleasanton, CA 94588 (Telephone: (925) 737-3500). In addition, documents filed with the SEC by ProBusiness are available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, deemed to be participants in the solicitation of stockholders of ProBusiness in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by ProBusiness with the SEC.

Forward-Looking Statements

Except for historical information contained herein, statements contained in this document may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, the risk that the merger may not be consummated, risks regarding employee relations and other risks concerning ADP and ProBusiness and their respective operations that are detailed in the periodic filings with the SEC of ADP and ProBusiness, including their most recent filings on Form 10-K.

THE FOLLOWING FAQ WAS SENT BY TOM SINTON TO ALL STAFF 1/6/03

Internal Communication Only

ProBusiness Acquisition by ADP
Employee — Frequently Asked Questions (FAQs)

ProBusiness confidential information. For distribution to ProBusiness employees only.
Do not forward this communication.

On January 5, 2003 the Board of Directors reached an agreement to allow ProBusiness to be acquired by ADP, subject to customary closing conditions including governmental and stockholder approval. As we move through the acquisition from agreement through close and integration, we are committed to letting you know where we are in the process and share as much information as possible. Until the acquisition receives governmental and stockholder approval and closes, ProBusiness will remain an independent company and continue to compete actively in the marketplace.

Listed below are ProBusiness employee FAQs that address the acquisition and its impact on us. These FAQs are limited, due to government and legal restrictions that control when and how much we can communicate. Additional information will be provided to you as we are permitted to share it.

• Acquisition
• Leadership
• HR & Benefits
• Product & Technology
• Client Communications
• Internal & External Communications

Acquisition

Why has ProBusiness entered into an agreement to sell the Company?
There are many new large competitors with significantly more resources and financial strength than ProBusiness. For us to remain competitive, we must provide comprehensive service offerings on a global scale. This transaction allows both companies to combine their strengths and become a leader in our evolving marketplace.

What is the transaction process?
For two companies to merge, both companies have to go through four phases. The four phases include company negotiation, government and shareholder approval, close and organizational integration. These phases are outlined for you in the M&A101 document.

How long will it take for the sale to be finalized?
We estimate that it will take from three to six months or more to complete the transaction. There are many legal and regulatory hurdles that must be overcome.

Internal Communication Only

ProBusiness Acquisition by ADP
Employee — Frequently Asked Questions (FAQs)

Why did we choose to be acquired by ADP?
This business combination is about scale and strength, two important criteria of ensuring success in an evolving marketplace. It allows us to join ADP and take advantage of their financial strength. Combined with our base of large employers and Service Excellence, we believe that this merger will result in significant benefits for our customers, and will provide them with access to a full suite of outsourcing services while maintaining ProBusiness’ traditional commitment to service excellence.

Why is this acquisition good for ProBusiness?
This transaction is good for ProBusiness because it allows us to move quickly and show commitment to provide our product offerings and services on a global scale with strong financial backing.

Will we retain the ProBusiness name?
It is premature to speculate. However, we do know that after the close of the transaction, ProBusiness will no longer be a publicly traded company as it will be part of ADP.

Will operations remain as they are in Pleasanton, Norcross, Irvine and Bothell?
Currently, nothing is changing, but it is premature to speculate. ProBusiness and ADP will be working together to decide the company structure. ADP has announced the intention to bring ProBusiness into their National Accounts Services organization.

What happens if the transaction doesn’t get approved and doesn’t close?
Our plan is to continue as an independent company and develop strong alliances with one or more global partners.

Leadership

Who from our senior leadership team is going to stay with the company?
It is too early in the transaction process for any staffing decisions to be made. For now, the ProBusiness leadership will remain the same and dedicated to ProBusiness success.

How will management decisions be made?
As an independent company we will follow the normal decision making process as used in the past.

HR & Benefits

What does this change mean for me?
Until the transaction closes we continue to operate our business. All issues of jobs, compensation and benefits are driven by ProBusiness management in the regular course of running our business.

Internal Communication Only

ProBusiness Acquisition by ADP
Employee — Frequently Asked Questions (FAQs)

What will happen to my benefits if ADP acquires ProBusiness?
ProBusiness benefits plan will be reviewed in the integration-planning phase. Until that point, it is premature to speculate.

What will happen to my 401(k) account?
ProBusiness’ 401(k) plan will be reviewed in the integration-planning phase. Until that point, it is premature to speculate.

What happens to our ProBusiness 2002 Employee Stock Purchase Plan (ESPP)?
For those employees currently participating in the ESPP program, the ESPP will operate according to the 2002 Employee Stock Purchase Plan until the transaction involving the sale of the Company is closed. As a result, payroll deductions will continue for the current purchase period and future purchase period(s) up to the date the transaction is closed.

What happens to ESPP if the transaction closes before May 15, 2003?
ESPP payroll deductions accumulated up to the date the transaction closes will be used to purchase stock. The stock will subsequently be cashed out at the selling price of $17.00. Payment for the stock purchased will be sent within a reasonable time after the transaction closes as part of the cash proceeds from the sale of the Company.

What happens if transaction closes after May 15, 2003?
The 2002 Employee Stock Purchase Plan will continue up to the date the transaction is closed. On May 15, 2003 ProBusiness common stock will be purchased under the terms of your original enrollment agreement. As we normally do, employees will be able to sell, hold or transfer the stock purchased automatically and transferred to your eTrade account. In addition, current participants will be able to participate (continue payroll deductions) in the purchase period from May 16, 2003 to the date the transaction closes. Contributions to the plan after May 15th thru the close of the transaction will be used to purchase stock for the price as outlined below under “What will the purchase price of ESPP stock be?”. Payment for the stock purchased during this purchase period will be sent within a reasonable time after the date the transaction closes as part of the cash proceeds from the sale of the Company.

What will the purchase price of ESSP stock be?
In accordance with the ESPP, the price of each purchase period will be 85% of the lower of: (i) the fair market value (FMV) on the first day of your Option Period (December 16, 2002); or, (ii) the FMV on the last day of the Purchase Period which will vary based on date the transaction closes. The purchase price (85% of FMV) at December 16, 2002 was $7.78.

What if I am not currently enrolled in ESPP?
Employees not currently enrolled in the ESPP will not be able to enroll into the ProBusiness’ ESPP during this transition period. If the transaction is terminated then you will be able to enroll in accordance with the Employee Stock Purchase Plan in effect at that time.

Internal Communication Only

ProBusiness Acquisition by ADP
Employee — Frequently Asked Questions (FAQs)

What happens to the ESPP if the transaction doesn’t close?
Employees will continue to participate in the ESPP in effect at that time.

What happens to my stock options?
ADP will not be assuming our stock plan, as such, all stock options previously granted to employees will be 100% vested at the close of the transaction involving the sale of the Company. Employees will receive the value of their unexercised options that have a grant price less than the “purchase price” (stock selling price agreed to between the parties) of $17.00 per share. This means that for each grant of stock options you hold with a grant price of less than $17.00, you will receive a payout equaling the difference between your grant price and $17.00, multiplied times the number of shares you have in the grant. The stock grant payout will be completed by ADP within a reasonable period after the close of the transaction. If the merger agreement is terminated and the transaction does not close you will retain your current stock grants in accordance with the terms under which they were originally issued.

Will positions be eliminated?
Until the transaction closes, we continue to operate our business as usual. All issues of jobs, compensation and benefits are driven by ProBusiness management in the regular course of running our business and managing to our business objectives.

Will employees be asked to relocate?
It is too early in the process to speculate on employee relocation. Once we gain a greater understanding on the proposed new company structure, we will have a clearer picture of any relocation needs.

Product & Technology

What will happen to our products and service offerings?
It is too early in the transaction to know this. For now, it is business as usual.

Client Communications

How will ProBusiness communicate this message to our clients?
A general client communication will be emailed to all clients within 24 hours of the announcement and posted to the client VIP room on www.probusiness.com. Client facing employees will also be provided with an approved client script and a list of FAQs to respond to client inquiries.

What can we say to clients regarding the acquisition?
When clients or prospects ask you questions about the acquisition, only share with them what is provided in the general client communication and what you read in these FAQs. As usual, all internal communications remain confidential.

Internal Communication Only

ProBusiness Acquisition by ADP
Employee — Frequently Asked Questions (FAQs)

How do I respond if clients react negatively to the announcement of the sale of ProBusiness to ADP?
Ask clients to share their concerns with ProBusiness. Let the client know that you appreciate their concerns and that you plan to apprise ProBusiness management. Reassure them that for now, it is business as usual and we are dedicated to Service Excellence.

Will ADP be contacting our clients?
ADP and ProBusiness continue to be independent companies and competitors through this transaction. You can expect our business activities will continue as they did prior to this announcement.

Internal & External Communication

What will ADP be saying about the acquisition?
ADP and ProBusiness issued press releases announcing the acquisition. You can view our press release on the news section of www.probusiness.com and ADP’s press release on the news section of www.adp.com. We will continue to work with ADP to define our joint communication process.

How will ProBusiness partners, alliances and major vendors be notified of the acquisition?
A team of ProBusiness leaders will be contacting all partners, alliances and major vendors within the first week of the acquisition announcement to notify them of the transaction and of any specific implications.

Is there any guidance regarding what ProBusiness employees can or should be saying to friends, vendors, and family?
When your family and friends ask you questions about the acquisition, only share with them what you read in these published FAQs. Any information about this transaction is strictly confidential and must be kept within our company.

What should I do if the media or any industry analysts contact me?
If you are approached by anyone from the media, local newspapers, business press, or industry analysts don’t respond to their questions directly, but refer them to Tamara Deverell at 925-730-7730.

Where do I find the integration team?
For a list of people on the integration team, please visit CyberOffice.

Internal Communication Only

ProBusiness Acquisition by ADP
Employee — Frequently Asked Questions (FAQs)

Who should I contact if I have questions about the acquisition?
If you have any questions about this acquisition, talk with your manager or ask a member of the integration team.

###

In connection with the merger, ProBusiness will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF PROBUSINESS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, ProBusiness, 4125 Hopyard Road, Pleasanton, CA 94588 (Telephone: (925) 737-3500). In addition, documents filed with the SEC by ProBusiness are available free of charge at the SEC’s web site at www.sec.gov. Information regarding the identity of the persons who may, under SEC rules, deemed to be participants in the solicitation of stockholders of ProBusiness in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by ProBusiness with the SEC.

Forward-Looking Statements
Except for historical information contained herein, statements contained in this document may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, the risk that the merger may not be consummated, risks regarding employee relations and other risks concerning ADP and ProBusiness and their respective operations that are detailed in the periodic filings with the SEC of ADP and ProBusiness, including their most recent filings on Form 10-K.

The Basics of Merger & Acquisition Process
For two companies to merge, both companies have to go through several steps. Each phase must be completed before moving into the next phase. This means corporate mergers can take from 3 to 6 months – sometimes, even up to a year to be completed. There are no set dates!

Here are the four phases with key steps:

Merger Agreement filed – 1/6/03

As we move through the phases, we are committed to letting you know where we are in the process. However, we are strictly limited by government and legal restrictions on how much and when we can communicate. Until the legal approval and close at the end of Phase 3, we are still an independent company and we continue to compete actively in the marketplace.

What You Should do Regarding the Acquisition of ProBusiness by ADP

•	Support the integration team’s efforts.

•	Focus on delivering Service Excellence to your clients. When you speak with clients, assure them that we are continuing with business as usual and that they continue to be our number one priority.

•	Keep all information confidential. Any written communication about the transaction, including emails, potentially needs to be filed with the U.S. Securities and Exchange Commission (SEC)

•	Be patient – we will continue to share information and updates with you as we can

•	Prevent rumors – if you’ve got questions or concerns, ask your manager or a member of the integration team

•	If you are approached by anyone from the media, local newspapers or business press, don’t respond to their questions directly, but refer them to Tamara Deverell at 925-730-7730.

•	When your family and friends ask you questions about it, only share with them what you read from our posted FAQs. Any information about this transaction is strictly confidential and must be kept within our company.

•	Continue to embrace our values and represent them with clients, suppliers and partners in all business dealings. While we are in Phases 2 and 3 of the merger, ProBusiness is still operating independently under our current leadership.

For more information go to CyberOffice homepage and select the “Integration” link.

In connection with the merger, ProBusiness will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF PROBUSINESS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, ProBusiness, 4125 Hopyard Road, Pleasanton, CA 94588 (Telephone: (925) 737-3500). In addition, documents filed with the SEC by ProBusiness are available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, deemed to be participants in the solicitation of stockholders of ProBusiness in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by ProBusiness with the SEC.

Forward-Looking Statements
Except for historical information contained herein, statements contained in this document may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, the risk that the merger may not be consummated, risks regarding employee relations and other risks concerning ADP and ProBusiness and their respective operations that are detailed in the periodic filings with the SEC of ADP and ProBusiness, including their most recent filings on Form 10-K.